The REvest Growth & Income Fund

                           A Series of The Royce Fund

                   PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

                            DATE: SEPTEMBER 14, 1998

     THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE ROYCE FUND for use at a special meeting of the shareholders of The REvest Growth & Income Fund ("RGI"), a series of The Royce Fund, which meeting will be held on September 14, 1998, at 2 p.m., at the offices of The Royce Fund, at 1414 Avenue of the Americas, New York, New York 10019, and any adjournments or postponements thereof (the "Meeting").

     The undersigned shareholder of RGI, revoking any and all previous proxies heretofore given for shares of RGI held by the undersigned ("Shares"), does hereby appoint Jennifer E. Goff and John E. Denneen, or any of them, with full power of substitution to each, to be the attorneys and proxies of the undersigned (the "Proxies"), to attend the Meeting of the shareholders of RGI, and to represent and direct the voting interest represented by the undersigned as of the record date for said Meeting for the Proposal specified below.

     This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholder. Unless otherwise specified below in the squares provided, the undersigned's vote will be cast "FOR" the Proposal. If no direction is made for the Proposal, this proxy will be voted "FOR" such Proposal. In their discretion, the proxies listed above are authorized to transact and vote upon such other matters and business as may properly come before the meeting or any adjournments or postponements thereof.

     Proposal: To approve or disapprove the proposed Agreement and Plan of Reorganization by and between The Royce Fund, with respect to RGI, and The Winter Harbor Fund, a newly-created Delaware business trust with respect to its one series, RVF, providing for the transfer of all or substantially all of the assets, and the assumption of all or substantially all of the liabilities, of RGI in exchange for shares of RVF issued by The Winter Harbor Fund (the "RVF Shares"), and the distribution of such RVF Shares to the shareholders of RGI in complete liquidation of RGI.

             FOR [      ]      AGAINST  [      ]      ABSTAIN  [      ]

     To avoid adjourning or postponing the Meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE ROYCE FUND, WHICH RECOMMENDS A VOTE FOR THE PROPOSAL.

     Dated:_________________________, 19___


           ------------------------------
           Signature of Shareholder

           ------------------------------
           Signature of Shareholder

     This proxy may be revoked by the shareholder(s) at any time prior to the special meeting.

     NOTE: Please sign exactly as your name appears on this proxy card. If shares are registered in more than one name, all registered shareholders should sign this proxy; but if one shareholder signs, this signature binds the other shareholder. When signing as an attorney, executor, administrator, agent, trustee, or guardian, or custodian for a minor, please give full title as such. If a business trust, please sign in full corporate name by an authorized person. If a partnership, please sign in partnership name by an authorized person.